Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

September 12, 2019

Toll Brothers, Inc.

$400,000,000 3.800% Senior Notes due 2029

Ladies and Gentlemen:

We have acted as counsel to Toll Brothers, Inc., a Delaware corporation (the “Company”), and Toll Brothers Finance Corp., a Delaware corporation (the “Issuer”), in connection with the public offering and sale by the Issuer of $400,000,000 aggregate principal amount of 3.800% Senior Notes due 2029 (the “Senior Notes”) to be issued under the Indenture dated as of February 7, 2012 (the “Base Indenture”), among the Issuer, the Company, the Guarantors (as defined below) and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Authorizing Resolution dated September 12, 2019 (the “Authorizing Resolution” and, together with the Base Indenture, the “Indenture”). The Senior Notes will be on the date hereof guaranteed (the “Guarantees”) by the entities set forth on Schedule I hereto (collectively, the “Delaware Guarantors”), by the entities set forth on Schedule II hereto (collectively, the “New York Guarantors” and, together with the Delaware Guarantors, the “Covered Guarantors”) and by the entities set forth on Schedule III hereto (the “Other Guarantors” and, together with the Covered Guarantors, the “Guarantors”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Incorporation of the Issuer and the Company, as amended; (b) the By-laws of the Issuer and the Company, as amended; (c) the Certificate of Incorporation, By-laws or other comparable organizational documents, as the case may be, of each other Covered Guarantor; (d) the Omnibus Written Consent of (i) all of the members of the boards of directors of the corporations listed on Schedule I thereto and (ii) the person or persons authorized to act (whether directly or indirectly through a Guarantor) with regard thereto on behalf of one or more of the entities listed on Schedule II thereto, in each case duly adopted by unanimous consent on September 6, 2019; the Action Taken by Unanimous Written Consent of the Board of Directors of the Issuer, duly adopted on September 6, 2019; the Public Debt and Equity Securities Committee Charter of the

Board of Directors of the Company, duly adopted on June 7, 2009; the resolutions of the Public Debt and Equity Securities Committee of the Company, duly adopted on September 6, 2019; the Pricing Resolutions of the Committee Appointed by the Public Debt and Equity Securities Committee of the Board of Directors of the Company, duly adopted on September 9, 2019; the Pricing Resolutions of the Board of Directors of the Issuer, duly adopted on September 9, 2019; and the Joint Action of the Persons Authorized to Act on Behalf of each of the Issuer, the Company and the Guarantors, duly adopted on September 12, 2019, pursuant to which the Authorizing Resolution was adopted; (e) the Registration Statement on Form S-3 (Registration No. 333-222996) filed with the Securities and Exchange Commission (the “Commission”) on February 12, 2018, as amended by Post-Effective Amendment No. 1 thereto on September 9, 2019 (the “Registration Statement”), for registration under the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited aggregate amount of various securities of the Company, the Issuer or certain other subsidiaries of the Company, to be issued from time to time by the Company, the Issuer or such subsidiaries; (f) the related Prospectus dated February 12, 2018 (together with the documents incorporated therein by reference, the “Basic Prospectus”); (g) the Prospectus Supplement dated September 9, 2019, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus and the documents incorporated by reference therein, the “Prospectus”); (h) the Pricing Term Sheet dated September 9, 2019, filed with the Commission pursuant to Rule 433 of the General Rules and Regulations under the Securities Act; (i) the Underwriting Agreement dated September 9, 2019 (the “Underwriting Agreement”), among the Issuer, the Company and BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters names therein; and (j) the Indenture (including the First through Twentieth Supplemental Indentures thereof) and the forms of the Senior Notes and Guarantees.

As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Issuer and the Company and documents furnished to us by the Issuer and the Company without independent verification of their accuracy. We have also assumed (a) with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies, (b) that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustee and (c) that the Guarantees have been duly authorized, executed and delivered by each of the Other Guarantors.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that, when the Senior Notes are authenticated in accordance with the provisions of the Indenture and delivered and paid for, (i) the Senior Notes will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar

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laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and (ii) the Guarantees will constitute legal, valid and binding obligations of the Guarantors entitled to the benefits of the Guarantees and enforceable against the Guarantors in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Toll Brothers, Inc.

      250 Gibraltar Road

            Horsham, Pennsylvania 19044

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Schedule I – Delaware Guarantors

134 Bay Street LLC	Toll MA Holdings LLC
Ashford Land Company, L.P.	Toll MA Land II GP LLC
Byers Commercial LLC	Toll Mid-Atlantic II LLC
Component Systems I LLC	Toll Mid-Atlantic LP Company, Inc.
Component Systems II LLC	Toll Mid-Atlantic V Corp.
Dominion III Corp.	Toll Midwest LLC
ESE Consultants, Inc.	Toll Morgan Street LLC
First Brandywine Investment Corp. II	Toll NJX-I Corp.
First Brandywine Investment Corp. IV	Toll Northeast II LLC
First Brandywine LLC I	Toll Northeast LP Company, Inc.
First Brandywine LLC II	Toll Northeast Services, Inc.
First Brandywine Partners, L.P.	Toll Northeast V Corp.
First Huntingdon Finance Corp.	Toll Northeast VIII LLC
Hoboken Land I LLC	Toll Realty Holdings Corp. I
Hockessin Chase, L.P.	Toll Realty Holdings Corp. II
Liseter, LLC	Toll Realty Holdings LP
Morgan Street JV LLC	Toll Southeast II LLC
Plum Canyon Master LLC	Toll Southeast Inc.
PRD Investors, Inc.	Toll Southeast LP Company, Inc.
PRD Investors, LLC	Toll Southwest II LLC
Rancho Costera LLC	Toll Southwest LLC
Shapell Hold Properties No. 1, LLC	Toll VA GP Corp.
Shapell Homes, Inc.	Toll VA LLC
Shapell Industries, Inc.	Toll VA Member Two, Inc.
Shapell Land Company, LLC	Toll West Coast II LLC
TB Kent Partners LLC	Toll West Coast LLC
TB Proprietary Corp.	Toll West Inc.
Toll Architecture I, P.A.	Upper K Investors, Inc.
Toll Architecture, Inc.	Upper K Investors, LLC
Toll Brothers Canada USA, Inc.	Upper K-Shapell, LLC
Toll Brothers, Inc.
Toll CA Holdings, Inc.
Toll Centennial Corp.
Toll Corners LLC
Toll Corp.
Toll DE II LP
Toll DE LP
Toll Diamond Corp.
Toll EB, LLC
Toll Equipment, L.L.C.
Toll Golden Corp.
Toll Hoboken LLC
Toll Holdings, Inc.
Toll Land Corp. No. 50

Schedule II – New York Guarantors

110-112 Third Ave. Realty Corp. 89 Park Avenue LLC
LL Parcel E, LLC
Toll at Whippoorwill, L.P.
Toll Brooklyn L.P.
Toll Land V Limited Partnership
Toll Land VI Limited Partnership
Toll Land VII LLC
Toll Lexington LLC
Toll NY II LLC
Toll NY III L.P.
Toll NY IV L.P.
Toll NY L.P.
Toll NY V L.P.
Toll Van Wyck, LLC

Schedule III – Other Guarantors

Toll Bros. of Arizona, Inc.	Frenchman’s Reserve Realty, LLC
Toll Brothers AZ Construction Company	Jacksonville TBI Realty LLC
Toll Brothers AZ Limited Partnership	Mizner Realty, L.L.C.
Toll Prasada LLC	Naples TBI Realty, LLC
Arbors Porter Ranch, LLC	Orlando TBI Realty LLC
Placentia Development Company, LLC	Tampa TBI Realty LLC
Porter Ranch Development Co.	TBI/Palm Beach Limited Partnership
Sorrento at Dublin Ranch I LP	Toll Estero Limited Partnership
Sorrento at Dublin Ranch III LP	Toll FL I, LLC
Toll CA I LLC	Toll FL II Limited Partnership
Toll CA II, L.P.	Toll FL III Limited Partnership
Toll CA III LLC	Toll FL IV Limited Partnership
Toll CA III, L.P.	Toll FL IV LLC
Toll CA IV, L.P.	Toll FL Limited Partnership
Toll CA IX, L.P.	Toll FL V Limited Partnership
Toll CA Note II LLC	Toll FL V LLC
Toll CA V, L.P.	Toll FL VI Limited Partnership
Toll CA VI, L.P.	Toll FL VII Limited Partnership
Toll CA VII, L.P.	Toll FL VIII Limited Partnership
Toll CA VIII, L.P.	Toll FL X Limited Partnership
Toll CA X, L.P.	Toll FL XII Limited Partnership
Toll CA XI, L.P.	Toll FL XIII Limited Partnership
Toll CA XII, L.P.	Toll Ft. Myers Limited Partnership
Toll CA XIX, L.P.	Toll Jacksonville Limited Partnership
Toll CA XX, L.P.	Toll Jupiter LLC
Toll CA, L.P.	Toll Orlando Limited Partnership
Toll Land XIX Limited Partnership	Toll GA LP
Toll Land XX Limited Partnership	Toll ID I LLC
Toll Land XXII Limited Partnership	Toll IL HWCC, L.P.
Toll Land XXIII Limited Partnership	Toll IL II, L.P.
Toll Stonebrae LP	Toll IL III, L.P.
Toll YL II, L.P.	Toll IL IV, L.P.
Toll-Dublin, L.P.	Toll IL WSB, L.P.
Toll-Dublin, LLC	Toll IL, L.P.
Toll CO I LLC	Toll IN LLC
Toll CO II, L.P.	CC Estates Limited Partnership
Toll CO III, L.P.	The Bird Estate Limited Partnership
Toll CO, L.P.	Toll MA Development LLC
Southport Landing Limited Partnership	Toll MA I LLC
Toll CT II Limited Partnership	Toll MA II LLC
Toll CT III Limited Partnership	Toll MA III LLC
Toll CT IV Limited Partnership	Toll MA IV LLC
Toll CT Limited Partnership	Toll MA Land III Limited Partnership
Toll Glastonbury LLC	Toll MA Land Limited Partnership
Toll Land XVIII Limited Partnership	Toll MA Management LLC
Binks Estates Limited Partnership	Long Meadows TBI, LLC

Toll MD AF Limited Partnership	Block 255 LLC
Toll MD I, L.L.C.	Block 268 LLC
Toll MD II Limited Partnership	CWG Construction Company LLC
Toll MD II LLC	Enclave at Long Valley I LLC
Toll MD III Limited Partnership	Enclave at Long Valley II LLC
Toll MD III LLC	Estates at Princeton Junction, L.P.
Toll MD IV Limited Partnership	Hoboken Cove LLC
Toll MD IV LLC	Hoboken Land LP
Toll MD IX Limited Partnership	Laurel Creek, L.P.
Toll MD Limited Partnership	PT Maxwell Holdings, LLC
Toll MD V Limited Partnership	PT Maxwell, L.L.C.
Toll MD VI Limited Partnership	Regency at Denville, LLC
Toll MD VII Limited Partnership	Regency at Washington I LLC
Toll MD VIII Limited Partnership	Regency at Washington II LLC
Toll MD X Limited Partnership	Toll at Westlake, L.P.
Toll MD XI Limited Partnership	Toll Grove LP
Arbor Hills Development LLC	Toll Hudson LP
HQZ Acquisitions, Inc.	Toll Land IV Limited Partnership
Silverman-Toll Limited Partnership	Toll Land XI Limited Partnership
The Silverman Building Companies, Inc.	Toll Land XVI Limited Partnership
Toll MI II Limited Partnership	Toll Land XXV Limited Partnership
Toll MI III Limited Partnership	Toll NJ I, L.L.C.
Toll MI IV Limited Partnership	Toll NJ II, L.L.C.
Toll MI Limited Partnership	Toll NJ II, L.P.
Toll MI V Limited Partnership	Toll NJ III, L.P.
Toll MI VI Limited Partnership	Toll NJ III, LLC
Toll MI VII Corp.	Toll NJ IV LLC
Toll MN II, L.P.	Toll NJ IV, L.P.
Toll MN, L.P.	Toll NJ VI, L.P.
Brier Creek Country Club I LLC	Toll NJ VII, L.P.
Brier Creek Country Club II LLC	Toll NJ VIII, L.P.
NC Country Club Estates Limited Partnership	Toll NJ XI, L.P.
Toll at Brier Creek Limited Partnership	Toll NJ XII LP
Toll Bros. of North Carolina II, Inc.	Toll NJ, L.P.
Toll Bros. of North Carolina, Inc.	Toll Port Imperial LLC
Toll NC I LLC	Coleman-Toll Limited Partnership
Toll NC II LP	Toll Henderson LLC
Toll NC III LP	Toll North LV LLC
Toll NC IV LLC	Toll North Reno LLC
Toll NC Note II LLC	Toll NV GP Corp.
Toll NC Note LLC	Toll NV GP I LLC
Toll NC, L.P.	Toll NV Holdings LLC
126-142 Morgan Street Urban Renewal LLC	Toll NV Limited Partnership
1400 Hudson LLC	Toll South LV LLC
1450 Washington LLC	Toll South Reno LLC
1451 Hudson LLC	Toll Sparks LLC
1500 Garden St. LLC	Toll SW Holding I Corp.
700 Grove Street Urban Renewal LLC	Toll SW Holding LLC

Audubon Ridge, L.P.	Toll Dallas TX LLC
Broad Run Associates, L.P.	Toll Houston Land LLC
Byers Commercial LP	Toll Houston TX LLC
Cold Spring Hunt, L.P.	Toll San Antonio TX LLC
Goshen Road Land Company LLC	Toll TX Note LLC
Greens at Waynesborough, L.P.	Belmont Country Club I LLC
Hatboro Road Associates LLC	Belmont Country Club II LLC
Liseter Land Company LLC	Belmont Land, L.P.
Springton Pointe, L.P.	Dominion Country Club, L.P.
Stone Mill Estates, L.P.	Dominion Valley Country Club I LLC
Swedesford Chase, L.P.	Dominion Valley Country Club II LLC
Toll Bros., Inc.	Fairfax Investment, L.P.
Toll Brothers Real Estate, Inc.	Loudoun Valley Associates, L.P.
Toll Naval Associates	Martinsburg Ventures, L.L.C.
Toll PA Development LP	Regency at Dominion Valley LLC
Toll PA II, L.P.	South Riding Amberlea LP
Toll PA III, L.P.	South Riding Partners Amberlea LP
Toll PA IV, L.P.	South Riding Partners, L.P.
Toll PA IX, L.P.	South Riding Realty LLC
Toll PA Management LP	South Riding, L.P.
Toll PA Twin Lakes LLC	SR Amberlea LLC
Toll PA V, L.P.	SRLP II LLC
Toll PA VI, L.P.	The Regency Golf Club I LLC
Toll PA VIII, L.P.	The Regency Golf Club II LLC
Toll PA X, L.P.	Toll Cedar Hunt LLC
Toll PA XI, L.P.	Toll Land IX Limited Partnership
Toll PA XII, L.P.	Toll Land X Limited Partnership
Toll PA XIII, L.P.	Toll Land XV Limited Partnership
Toll PA XIV, L.P.	Toll Land XXI Limited Partnership
Toll PA XIX, L.P.	Toll Stratford LLC
Toll PA XV, L.P.	Toll VA II, L.P.
Toll PA XVI, L.P.	Toll VA III, L.L.C.
Toll PA XVII, L.P.	Toll VA III, L.P.
Toll PA XVIII, L.P.	Toll VA IV, L.P.
Toll PA, L.P.	Toll VA V, L.P.
Toll RI II, L.P.	Toll VA VI, L.P.
Toll RI, L.P.	Toll VA VII, L.P.
Toll Vanderbilt II LLC	Toll VA VIII, L.P.
Vanderbilt Capital, LLC	Toll VA, L.P.
Toll SC II, L.P.	Virginia Construction Co. I, LLC
Toll SC III, L.P.	Virginia Construction Co. II, LLC
Toll SC IV, L.P.	Toll WV GP Corp.
Toll SC, L.P.	Toll WV LP
Toll Austin TX II LLC
Toll Austin TX III LLC
Toll Austin TX LLC
Toll BBC II LLC
Toll BBC LLC

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